U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2020

AKERS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-36268	22-2983783
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

201 Grove Road

Thorofare, New Jersey USA 08086

(Address of principal executive offices, including zip code)

(856) 848-8698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AKER	The NASDAQ Capital Market

Item 1.01	Entry Into a Material Definitive Agreement

On August 11, 2020, Akers Biosciences, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 1,207,744 shares (the “Shares”) of common stock of the Company, no par value (the “Common Stock”), at an offering price of $5.67 per share, for gross proceeds of approximately $6.8 million before the deduction of placement agent fees and offering expenses. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333- 234449), which was initially filed with the Securities and Exchange Commission (the “Commission”) on November 1, 2019, and was declared effective by the Commission on April 7, 2020, including a prospectus contained therein, dated April 7, 2020, as supplemented by a prospectus supplement, dated August 11, 2020, relating to the Offering.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or about August 13, 2020. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On August 10, 2020, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.5% of the gross proceeds received in the Offering and a management fee of 1.0% of the gross proceeds received in the Offering. In addition, the Company has agreed to grant to the Placement Agent warrants to purchase up to shares of 96,620 Common Stock at an exercise price of $7.0875 (the “Placement Agent Warrants”). The Placement Agent Warrants will be exercisable at any time and from time to time, in whole or in part, following the date of issuance and for a term of five years from the effective date of the Offering. The Company will also pay the Placement Agent $50,000 for its non-accountable expenses and $12,900 for clearing expenses.

Neither the Placement Agent Warrants nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) will be registered under the Securities Act or any state securities laws. The Placement Agent Warrants and the Placement Agent Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Placement Agent Warrants, are expected to be approximately $6.2 million.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Letter, the form of Purchase Agreement and the form of Placement Agent Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, the form of Purchase Agreement and the form of Placement Agent Warrant, which are attached hereto as Exhibits 99.1, 10.1 and 4.1, respectively.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Placement Agent Warrants and Placement Agent Warrant Shares is incorporated herein by reference.

Item 8.01	Other Events.

On August 11, 2020, the Company issued a press release regarding the transaction described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Placement Agent Warrant

5.1	Opinion of Haynes and Boone, LLP

10.1	Form of Securities Purchase Agreement

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)

99.1	Engagement Letter, dated August 10, 2020, by and between Akers BioSciences, Inc. and H.C. Wainwright & Co., LLC.

99.2	Press Release, dated August 11, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKERS BIOSCIENCES, INC.

Dated: August 13, 2020	/s/ Christopher C. Schreiber
Christopher C. Schreiber
Executive Chairman of the Board of Directors and Director